UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2011

Hines Global REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

On November 17, 2011, Hines Global REIT 100/140 Fourth Ave LLC, a wholly-owned subsidiary of Hines Global REIT Properties LP (the "Operating Partnership"), which is a subsidiary of Hines Global REIT, Inc. ("Hines Global"), entered into a contract with Fisher Media Services Company, a wholly-owned subsidiary of Fisher Communications, Inc. ("Fisher"), to acquire Fisher Plaza, a two-building office complex located in downtown Seattle, Washington. The seller is not affiliated with Hines Global or its affiliates.

Fisher Plaza consists of 293,727 square feet of rentable area that is 96% leased.  In addition to owning the office complex, Fisher, a communications and local media company, currently occupies 120,969 square feet, or 41% of Fisher Plaza’s net rentable area. In connection with the sale, the Company expects to enter into a lease with Fisher related to its space that expires in November 2023.  Additionally, Internap Network Services Corporation, a provider of IT infrastructure services, leases approximately 35,609 square feet, or 12% of Fisher Plaza's net rentable area, under a lease that expires in February 2019. The remaining space is leased to 37 tenants, none of which individually leases more than 10% of the rentable area of Fisher Plaza.

The contract purchase price for Fisher Plaza is approximately $160.0 million, exclusive of transaction costs and working capital reserves. Hines Global expects to fund the acquisition using proceeds from its current public offering and debt financing. Hines Global has not yet received any financing commitments for this acquisition and there can be no assurances that Hines Global will secure new debt financing. Hines Global paid a $10.0 million earnest money deposit upon the signing of the purchase agreement. Hines Global expects the closing of this acquisition to occur in the fourth quarter of 2011, subject to completing a number of customary closing conditions. There is no guarantee that this acquisition will be consummated, and, if Hines Global elects not to close on this acquisition, it could forfeit its earnest money deposit.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the acquisition described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, tenant performance, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks associated with Hines Global's ability to secure debt financing, consummate the acquisition and other risks described in the “Risk Factors” section of Hines Global’s Registration Statement on Form S-11, its Annual Report on Form 10-K for the year ended December 31, 2010 and its other filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

November 23, 2011	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer

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